UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2011

HERITAGE COMMERCE CORP
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lawrence McGovern, Executive Vice-President/Chief Financial Officer.  On July 21, 2011, Heritage Commerce Corp (“Company”) and Heritage Bank of Commerce, a wholly owned subsidiary of the Company (“Bank”), entered into an Employment Agreement (effective as of July 1, 2011) with Lawrence McGovern, Executive Vice-President/Chief Financial Officer of the Company and the Bank.  The agreement is for one year and then will be automatically renewed annually for one year terms.  Mr. McGovern will receive an annual salary of $232,000 (his current salary) with annual increases, if any, as determined by the Company’s Chief Executive Officer and Board of Directors Compensation Committee’s annual review of executive salaries.  Mr. McGovern will be eligible to participate in the Company’s Management Incentive Compensation Plan.  Mr. McGovern will also be eligible to participate in Company’s 401(k) plan, under which he may receive matching contributions.  He may also participate in Company’s Employee Stock Ownership Plan.  Under the agreement, Mr. McGovern continues to participate in the Bank’s supplemental executive retirement plan.  Mr. McGovern will receive at no cost to him group life, health, accident and disability insurance coverage for himself and his dependents.  Mr. McGovern will also receive an automobile allowance in the amount of $500 per month, together with reimbursements for gasoline.

If Mr. McGovern’s employment is terminated without Cause, he will be entitled to a lump sum payment equal to one times the sum of his Base Salary, his Highest Annual Bonus and his annual automobile allowance.  During a Change of Control Period if Mr. McGovern’s employment is terminated or there occurs, without Mr. McGovern’s written consent, a material adverse change in the nature and scope of his position, responsibilities, duties or a change of 25 miles or more in his  location of employment, or any material reduction in his compensation or benefits and Mr. McGovern voluntarily terminates his employment (a good reason resignation), he will be entitled to a lump sum payment of two times the sum of his Base Salary, his Highest Annual Bonus and his annual automobile allowance.  If Mr. McGovern’s employment agreement is terminated without Cause, his health insurance benefits will continue for an additional 12 months from the date of termination.  If Mr. McGovern’s employment is terminated as a result of a Change in Control during the Change of Control Period, or for a good reason resignation as a result of a Change in Control, these benefits will continue for an additional 24 months from the date of termination.

In the event that the amounts payable to Mr. McGovern under the agreement constitute an excess parachute payment under the Internal Revenue Code of 1986 that are subject to an exercise or similar tax, the amounts payable to Mr. McGovern will be increased so that he receives substantially the same economic benefit under the agreement had there been no such tax imposed.

The employment agreement provides that the payment of any amounts under the agreement are subject to the requirements of the Emergency Economic Recovery Act of 2008 and the American Recovery and Reinvestment Act of 2009 and the regulations promulgated thereunder by the U.S. Department of the Treasury so long as the Department of the Treasury owns the Company’s Series A Preferred Stock.

Additionally, following the termination of his employment, Mr. McGovern has agreed to refrain from certain activities that would be competitive with the Company and the Bank within the counties in California in which the Bank has located its headquarters or branch offices.

A copy of Mr. McGovern’s employment agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Margaret Incandela, Executive Vice President/Chief Credit Officer.   On July 21, 2011, Heritage Commerce Corp (“Company”) and Heritage Bank of Commerce, a wholly owned subsidiary of the Company (“Bank”), entered into an Employment Agreement (effective as of July 1, 2011) with Margaret Incandela, Executive Vice-President/Chief Credit Officer of the Bank.  The agreement is for three years and then will be automatically renewed annually for one year terms.  Ms. Incandela will receive an annual salary of $240,000 (her current salary) with annual increases, if any, as determined by the Company’s Chief Executive Officer and Board of Directors Compensation Committee’s annual review of executive salaries.  Ms. Incandela will be eligible to participate in the Company’s Management Incentive Compensation Plan.  Ms. Incandela will also be eligible to participate in Company’s 401(k) plan, under which she may receive matching contributions.  She may also participate in Company’s Employee Stock Ownership Plan.  Under the agreement, Ms. Incandela will participate in the Bank’s supplemental executive retirement plan.  Ms. Incandela will receive at no cost to her group life, health, accident and disability insurance coverage for herself and her dependents.  Ms. Incandela will also receive an automobile allowance in the amount of $700 per month, together with reimbursements for gasoline.

If Ms. Incandela’s employment is terminated without Cause, she will be entitled to a lump sum payment equal to one times the sum of her Base Salary and her Highest Annual Bonus.  During a Change of Control Period if Ms. Incandela’s employment is terminated or there occurs, without Ms. Incandela’s written consent, a material adverse change in the nature and scope of her position, responsibilities, duties or a change of 25 miles or more in her location of employment, or any material reduction in her compensation or benefits and Ms. Incandela voluntarily terminates her employment (a good reason resignation), she will be entitled to a lump sum payment of two times the sum of her Base Salary and her Highest Annual Bonus.  If Ms. Incandela’s employment agreement is terminated without Cause, her health insurance benefits will continue for an additional 12 months from the date of termination.  If Ms. Incandela’s employment is terminated as a result of a Change in Control during the Change of Control Period, or for a good reason resignation as a result of a Change in Control, these benefits will continue for an additional 24 months from the date of termination.

In the event that the amounts payable to Ms. Incandela under the agreement constitute an excess parachute payment under the Internal Revenue Code of 1986 that are subject to an exercise or similar tax, the amounts payable to Ms. Incandela will be increased so that she receives substantially the same economic benefit under the agreement had there been no such tax imposed.

The employment agreement provides that the payment of any amounts under the agreement are subject to the requirements of the Emergency Economic Recovery Act of 2008 and the American Recovery and Reinvestment Act of 2009 and the regulations promulgated thereunder by the U.S. Department of the Treasury so long as the Department of the Treasury owns the Company’s Series A Preferred Stock.

Additionally, following the termination of her employment, Ms. Incandela has agreed to refrain from certain activities that would be competitive with the Company and the Bank within the counties in California in which the Bank has located its headquarters or branch offices.

A copy of Ms. Incandela’s employment agreement is attached to this report as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(D)                               Exhibits

10.1                           Lawrence McGovern Employment Agreement dated July 1, 2011

10.2                           Margaret Incandela Employment Agreement dated July 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: July 21, 2011	By:	/s/ Walter Kaczmarek
Walter Kaczmarek
Chief Executive Officer

Exhibit Index

Exhibit	Description
10.1	Lawrence McGovern Employment Agreement dated July 1, 2011
10.2	Margaret Incandela Employment Agreement dated July 1, 2011